UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2019

Hub Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive
Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 30, 2019, Hub Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the appointment of Mr. Phillip D. Yeager as President and Chief Operating Officer of the Company effective July 1, 2019. This Amendment to the Current Report on Form 8-K/A (“Amendment No. 1”) for the Company amends Item 5.02 of the Initial Form 8-K to include Mr. Yeager’s compensation, approved by the Company’s Compensation Committee, upon his appointment as the Company’s President and Chief Operation Officer.

The Compensation Committee, via Unanimous Written Consent, approved a compensation plan for Mr. Yeager’s appointment effective July 1, 2019. Mr. Yeager’s previous salary as Chief Commercial Officer was $416,000 and his new salary as President and Chief Operating Officer will be $500,000. His Target Bonus will be 70%, Split 100% EPS/0% Personal compared to his previous Target Bonus of 70%, Split 80% EPS/20% Personal.

Any information required to be set forth in the Initial Form 8-K which is not being amended or supplemented pursuant to this Amendment No. 1 is hereby incorporated by reference. Except as set forth herein, no other modifications have been made to the information contained in the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date: July 8, 2019	By:	/s/ Terri A. Pizzuto
Terri A. Pizzuto
Executive Vice President, Chief Financial Officer and Treasurer